Exhibit 10.2

REGISTRATION RIGHTS AND LOCK-UP AGREEMENT

THIS REGISTRATION RIGHTS AND LOCK-UP AGREEMENT (this “Agreement”), dated as of August 5, 2022, is made and entered into by and among D-Wave Quantum Inc., a Delaware corporation (the “Company”), each former holder of shares of Class B common stock, par value $0.0001 per share, of DPCM Capital, Inc., a Delaware corporation (“DPCM”), who received NewCo Common Shares (“Founder Shares”) pursuant to the Transaction Agreement (each such party, a “Founder”), and each former shareholder of D-Wave Systems Inc., a British Columbia corporation (“D-Wave”), who received NewCo Common Shares (“D-Wave Shares”) or Exchangeable Shares pursuant to the Transaction Agreement (each such party, a “D-Wave Holder”). The Founders, the D-Wave Holders and any person or entity who hereafter becomes a party to this Agreement pursuant to Section 4.2, are each referred to herein as a “Holder.”

RECITALS

WHEREAS, the Company has entered into that certain Transaction Agreement (the “Transaction Agreement”), dated as of February 7, 2022, by and among the Company, D-Wave, DPCM, DWSI Holdings Inc., a Delaware corporation and a direct, wholly-owned subsidiary of the Company, DWSI Canada Holdings ULC, a British Columbia unlimited liability company and a direct, wholly-owned subsidiary of the Company, and D-Wave Quantum Technologies Inc., a British Columbia corporation and a direct, wholly-owned subsidiary of CallCo;

WHEREAS, pursuant to the transactions contemplated by the Transaction Agreement, the D-Wave Holders received D-Wave Shares and/or Exchangeable Shares and the Founders received Founder Shares upon the closing of such transactions (the “Closing”);

WHEREAS, DPCM and CDPM Sponsor Group, LLC, a Delaware limited liability company (the “Sponsor”), are party to that certain Warrant Purchase Agreement, dated October 20, 2020, pursuant to which the Sponsor purchased 8,000,000 warrants (the “Private Placement Warrants”) in private placement transactions occurring simultaneously with the closing of DPCM’s initial public offering;

WHEREAS, in connection with the Transaction, the Company and DPCM have entered into separate Subscription Agreements (the “Subscription Agreements”) in respect of the PIPE Financing;

WHEREAS, DPCM and the Founders are party to that certain Registration and Shareholder Rights Agreement dated October 20, 2020 (the “Existing Registration Rights Agreement”), pursuant to which, among other matters, such Founders were granted certain registration rights with respect to DPCM securities then held by the Founders; and

WHEREAS, pursuant to the Plan of Arrangement, the Company, the Founders and the D-Wave Holders were deemed to be parties to this Agreement for the provision of certain registration rights and transfer restrictions with respect to certain securities of the Company as if they had executed this Agreement.

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. The terms defined in this Article I shall, for all purposes of this Agreement, have the respective meanings set forth below. Capitalized terms used herein and not otherwise defined have the meanings set forth in the Transaction Agreement.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person; provided that no Holder or other security holder of the Company shall be deemed an Affiliate of the Company or another member of the Company Group or an Affiliate of any other security holder of the Company solely by reason of any investment in the Company or the existence or exercise of any rights or obligations under this Agreement or the Company Securities held by such security holder. For the purpose of this definition, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; provided that, with respect to a Holder, the members of the Company Group shall be deemed to not be Affiliates of such Holder (without prejudice to whether a Holder may be deemed to be an Affiliate of a member of the Company Group).

“Agreement” has the meaning given in the Preamble.

“Board” means the Board of Directors of the Company.

“Bought Deal” means any of (i) a block trade of Registrable Securities, or (ii) an “overnight” underwritten offering of Registrable Securities without a prior marketing process, in each case, pursuant to an agreement among the Company, one or more underwriters and other Persons and a Shelf Prospectus Supplement. For the avoidance of doubt, any sale of Registrable Securities by a Holder to one or more underwriters that does not require a new Registration Statement or Shelf Prospectus Supplement shall be deemed not to be a Bought Deal.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in (i) New York City, New York, in the United States of America or (ii) Vancouver, British Columbia, in Canada, are authorized by law to close.

“Commission” means the U.S. Securities and Exchange Commission.

“Company” has the meaning given in the Preamble.

“Company Group” means the Company and its Subsidiaries (including any present or future direct or indirect Subsidiaries).

“Company Securities” means (i) the NewCo Common Shares, (ii) any securities convertible into or exchangeable for NewCo Common Shares and (iii) any options, warrants or other rights to acquire NewCo Common Shares. For the avoidance of doubt, the term “Company Securities” includes the Exchangeable Shares.

“Damages” means any and all losses, claims, damages, liabilities and expenses (including reasonable and documented expenses of investigation and reasonable attorneys’ fees and expenses).

“D-Wave Holders” has the meaning given in the Preamble.

“D-Wave Lock-up Period” means the period ending on the earlier of (A) six (6) months following the Closing and (B) the date on which (x) the last reported sale price of the NewCo Common Shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any twenty (20) trading days within any thirty (30) consecutive trading day period commencing after the ninetieth (90th) day following the Closing or (y) the completion by the Company of a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the Company’s public shareholders having the right to exchange their NewCo Common Shares for cash, securities or other property.

“D-Wave Shares” has the meaning given in the Recitals.

“Demand Registration” has the meaning given in subsection 2.1.1.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Excluded Registration” means a registration or qualification (i) on Form S-8 or S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act) any successor forms or any substantially equivalent forms, (ii) relating to Company Securities issuable upon exercise of employee equity awards or in connection with any employee benefit or similar plan of the Company or (iii) in connection with an offering of debt securities of a member of the Company Group convertible into or exchangeable for capital stock or other securities of a member of the Company Group and any capital stock or other securities of a member of the Company Group issuable upon the conversion or exchange of such debt securities.

“Existing Registration Rights Agreement” has the meaning given in the Recitals hereto.

“FINRA” means the Financial Industry Regulatory Authority.

“Founder Lock-up Period” means (i) with respect to the Founder Shares, the period ending on the earlier of (A) one (1) year following the Closing and (B) the date on which (x) the last reported sale price of the NewCo Common Shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any twenty (20) trading days within any thirty (30) consecutive trading day period commencing after the one hundred and fiftieth (150th) day following the Closing, or (y) the completion by the Company of a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the Company’s public shareholders having the right to exchange their NewCo Common Shares for cash, securities or other property, and (ii) with respect to the Private Placement Warrants, thirty (30) days after the Closing.

“Founder Shares” has the meaning given in the Recitals hereto.

“Holders” has the meaning given in the Preamble.

“Holders Counsel” means one law firm or other legal counsel for all Registering Shareholders selected by the Registering Shareholders holding at least a majority of the Registrable Securities to be sold for the account of all Registering Shareholders in the offering and one or more local counsels for any of the Registering Shareholders.

“Indemnified Party” has the meaning given in subsection 2.8.1.

“Indemnifying Party” has the meaning given in subsection 2.8.1.

“Insider Letter” means that certain letter agreement, dated as of October 20, 2020, by and among DPCM, the Sponsor and the Founders, as in effect immediately prior to the Closing.

“Inspectors” has the meaning given in subsection 2.5.7.

“Lock-up Period” means, as applicable, the D-Wave Lock-up Period or the Founder Lock-Up Period.

“Maximum Offering Size” has the meaning given in subsection 2.1.5.

“National Securities Exchange” means the New York Stock Exchange, NYSE American, Nasdaq Global Select Market, Nasdaq Global Market or Nasdaq Capital Market.

“Permitted Transferees” means: (a) any direct or indirect general partner, limited partner, shareholder, member or owner of similar equity interests in the Holder or any related investment funds or vehicles controlled or managed by such Persons or their respective Affiliates; (b) a trust, or other entity formed for estate planning purposes for the primary benefit of the spouse, domestic partner, parent, sibling, child or grandchild of the Holder or any other person with whom the Holder has a relationship by blood, marriage or adoption not more remote than first cousin; or (c) any Affiliate of the Holder.

“Person” means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Piggyback Registration” has the meaning given in subsection 2.2.1.

“Private Placement Warrants” has the meaning given in the Recitals hereto.

“Preliminary Prospectus” means a preliminary prospectus that is a part of a Registration Statement filed with the SEC.

“Prospectus” means a final prospectus contained within a Registration Statement proposed to be filed with the Commission (which includes, for greater certainty, a final prospectus omitting pricing information in accordance with Rule 430A under the Securities Act).

“Public Offering” means a public offering of Company Securities pursuant to an effective Registration Statement, other than pursuant to a registration statement on Form S-4 or Form S-8, or any successor form.

“Public Offering Launch” means the earlier of (i) the commencement of marketing or a “roadshow” by underwriters in connection with a Public Offering or (ii) the filing of a Preliminary Prospectus or preliminary Shelf Prospectus Supplement with the Commission in which such Preliminary Prospectus or Shelf Prospectus Supplement contains an estimated price range.

“Public Offering Pricing” means the approval of a price for securities to be sold in a Public Offering by the Company (whether by the Board, a pricing committee thereof or other Persons to which such approval has been properly delegated), which may be evidenced by the entry into an underwriting agreement or purchase agreement by the Company or any Holders selling securities in the Public Offering.

“Records” has the meaning given in subsection 2.5.7.

“Registrable Securities” means, in each case for so long as held by a Holder, (a) the Founder Shares, (b) the Private Placement Warrants, (c) the D-Wave Shares, (d) the NewCo Common Shares issued or issuable upon the exercise of any Private Placement Warrants, (e) any outstanding NewCo Common Shares or any other equity security (including the NewCo Common Shares issued or issuable upon the exercise or conversion of any other equity security including Exchangeable Shares) of the Company held by a Holder as of immediately following the Closing, and (f) any other issued or issuable Company Security; provided, however, that, as to any particular Registrable Security, such securities shall cease to be Registrable Securities when: (i) a

Registration Statement covering the offering and sale of such securities has been declared effective by the Commission and such securities have been disposed of pursuant to such effective Registration Statement; (ii) such securities have been sold or may be sold to the public by such Holder without volume or manner of sale limitation under Rule 144 promulgated under the Securities Act; or (iii) such securities are otherwise Transferred and such securities may be resold by the Transferee under the same circumstances described in the immediately preceding clause (ii).

“Registration Expenses” means any and all expenses incident to the performance of or compliance with any registration, qualification or marketing of Registrable Securities, including all (i) registration, qualification and filing fees, and all other fees and expenses payable in connection with the listing of securities on any securities exchange or automated interdealer quotation system, (ii) fees and expenses of compliance with any securities laws or “blue sky” laws (including reasonable fees and disbursements of counsel in connection therewith) of any applicable jurisdiction, (iii) expenses in connection with the preparation, printing, mailing and delivery of any Registration Statement, prospectuses and other documents in connection therewith and any amendments or supplements thereto, (iv) security engraving and printing expenses, (v) internal expenses of the Company (including all salaries and expenses of its officers and employees performing legal or accounting duties), (vi) reasonable fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses relating to any comfort letters or costs associated with the delivery by independent certified public accountants of any comfort letters requested pursuant to subsection 2.5.8), (vii) reasonable fees and expenses of any special experts retained by the Company in connection with such registration, (viii) reasonable and documented fees, out-of-pocket costs, and expenses of the Holders and Holders Counsel, (ix) fees and expenses in connection with any review by FINRA or comparable governmental or self-regulatory authority of the underwriting arrangements or other terms of the offering, and all fees and expenses of any “qualified independent underwriter,” including the fees and expenses of any counsel thereto, (x) fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding any underwriting fees, discounts and commissions and transfer taxes attributable to the sale of Registrable Securities, (xi) costs of printing and producing any agreements among underwriters, underwriting agreements, any “wrapper,” “blue sky” or legal investment memoranda and any selling agreements and other documents in connection with the offering, sale or delivery of the Registrable Securities, (xii) transfer agents’ and registrars’ fees and expenses and the fees and expenses of any other agent or trustee appointed in connection with such offering, (xiii) expenses relating to any analyst or investor presentations or any “road shows” undertaken in connection with the registration, marketing or selling of the Registrable Securities, (xiv) fees and expenses payable in connection with any ratings of the Registrable Securities, including expenses relating to any presentations to rating agencies and (xv) all out-of-pocket costs and expenses incurred by the Company or its appropriate officers in connection with their compliance with subsection 2.5.12.

“Registration Requirements” means, with respect to one or more Holders, that such Holder is not able to freely resell Registrable Securities without volume or manner of sale restrictions under Rule 144 promulgated under the Securities Act.

“Registration Statement” means any registration statement that covers the Registrable Securities pursuant to the provisions of this Agreement (including Form S-1, Form S-3 or any successor or equivalents to such forms), including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Registering Shareholders” has the meaning given subsection 2.1.1.

“Related Fund” means, with respect to any Person, (i) an Affiliate of such Person; or (ii) any fund, account or investment vehicle that is controlled, managed, advised or sub-advised by such Person, an Affiliate of such Person, the same investment manager, advisor or sub-advisor of such Person or an Affiliate of such investment manager, advisor or sub-advisor; provided that, with respect to a Holder, the members of the Company Group shall be deemed to not be Related Funds of such Holder (without prejudice to whether a Holder may be deemed to be a Related Fund of a member of the Company Group).

“Requesting Shareholders” has the meaning given in subsection 2.1.1.

“Restricted Securities” means (i) with respect to the Founder Lock-up Period, (a) the Founder Shares and (b) the Private Placement Warrants, and (ii) with respect to the D-Wave Lock-up Period, (a) the D-Wave Shares and (b) the Exchangeable Shares. For the avoidance of doubt, securities issued pursuant to the PIPE Financing shall not constitute Restricted Securities.

“roadshow” has the meaning given in Section 2.6.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Selling Shareholder Information” means the name of a Registering Shareholder selling Company Securities pursuant to a Demand Registration or Piggyback Registration, the amount of Company Securities offered and the address and other information (excluding percentages) with respect to such Registering Shareholder that appear (or are required by applicable law and rule or regulation of an applicable governmental authority or securities exchange) in a table and corresponding footnotes in the Registration Statement, Preliminary Prospectus, Prospectus, Shelf Prospectus or Shelf Prospectus Supplement or any amendment or supplement thereto.

“Shelf Prospectus” means a prospectus filed as part of a Registration Statement with the Commission pursuant to a Shelf Registration.

“Shelf Prospectus Supplement” means a prospectus supplement filed with the Commission with respect to a Registration Statement for which a Shelf Prospectus has been filed.

“Shelf Registration” means a proposed registration of securities pursuant to a registration statement on a delayed or continuous offering basis pursuant to Rule 415 or any similar provision that may be adopted by the Commission.

“Sponsor” has the meaning given in the Preamble.

“Subscription Agreements” has the meaning given in the Recitals hereto.

“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect at least a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

“Transaction Agreement” has the meaning given in the Recitals hereto.

“Transfer” means, with respect to any Company Securities, (i) when used as a verb, to sell, assign, dispose of, exchange, pledge, encumber, hypothecate or otherwise transfer such Company Securities or any participation or interest therein, whether directly or indirectly (including pursuant to a derivative transaction), or agree or commit to do any of the foregoing, and (ii) when used as a noun, a direct or indirect sale, assignment, disposition, exchange, pledge, encumbrance, hypothecation, or other transfer of such Company Securities or any participation or interest therein or any agreement or commitment to do any of the foregoing. “Transferred,” “Transferor” and “Transferee” shall have correlative meanings.

ARTICLE II

REGISTRATION RIGHTS

2.1 Demand Registration.

2.1.1 If at any time and from time to time on or after the date hereof, the Company shall receive a request from one or more Holders (such Holders, the “Requesting Shareholders”) that the Company, effect a registration under the Securities Act of all or any portion of the Requesting Shareholder’s Registrable Securities, specifying the intended method of disposition thereof, including whether to be conducted via an underwritten offering (each such request shall be referred to herein as a “Demand Registration”), the Company shall use its reasonable best efforts to effect, as expeditiously as possible, and in no event later than 45 Business Days after the receipt of such request, the filing of a Registration Statement and the effectiveness of the Demand Registration, subject to the restrictions set forth in this ARTICLE II. The Company shall give reasonably prompt notice of a Demand Registration (and in no event later than 15 Business Days or 5 Business Days in the case of a Bought Deal prior to the anticipated filing date of the Registration Statement relating to such Demand Registration) to the other Holders with respect to all other Registrable Securities of the same class as those requested to be registered by the Requesting Shareholders (all such Holders, together with the Requesting Shareholders, and any other Holders participating in a Demand Registration or Piggyback Registration, the “Registering Shareholders”) that such Holders have the right to request the Company to register by request received by the Company within 10 Business Days, or 2 Business Days in the case of a Bought Deal, after the date of the Company’s notice of the Demand Registration, and the Company shall use reasonable best efforts to include all Registrable Securities requested to be registered by the Registering Shareholders in such Registration Statement. Notwithstanding the foregoing, the Company shall not be obligated to effect a Demand Registration (i) unless the aggregate proceeds expected to be received from the sale of the Registrable Securities requested to be included in such Demand Registration equals or exceeds $30,000,000 and (ii) if the Company shall have effected a Demand Registration in which Holders had the opportunity to sell Registrable Securities within the three-month period prior to receipt of the Demand Registration.

2.1.2 At any time prior to the Public Offering Launch of a Demand Registration, the Requesting Shareholders may revoke such request, without liability to any of the other Registering Shareholders, by providing a notice to the Company revoking such request.

2.1.3 The Company shall be liable for and pay all Registration Expenses in connection with any Demand Registration, regardless of whether (i) such Demand Registration is completed or (ii) a Requesting Shareholder sells Registrable Securities pursuant to such Demand Registration.

2.1.4 A Demand Registration shall be deemed not to have occurred:

(a) unless the Public Offering Pricing has been completed and a final Prospectus or Shelf Prospectus Supplement relating to the applicable Registration Statement containing pricing information has been filed with the Commission; provided that a Demand Registration shall be deemed not to have occurred if either (1) such Registration Statement is interfered with by any cease trade or stop order, injunction or other order or requirement of the Commission or any other governmental agency or court or (2) less than 75% of the Registrable Securities included in such Registration Statement have been sold thereunder; or

(b) if the Maximum Offering Size is reduced in accordance with subsection 2.1.5 such that less than 75% of the Registrable Securities of the Requesting Shareholders sought to be included in such registration are included.

2.1.5 If a Demand Registration involves an underwritten Public Offering and the managing underwriters advise the Company and the Registering Shareholders that, in their view, the amount of Registrable Securities requested to be included in such Demand Registration (including any securities that the Company proposes to include) exceeds the largest amount of Registrable Securities that can be sold without having an adverse effect on such offering, including the price at which such Registrable Securities can be sold (the “Maximum Offering Size”), the Company shall include in such registration, in the priority listed below, up to the Maximum Offering Size:

(a) first, all Registrable Securities requested to be registered by the Registering Shareholders (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Persons on the basis of the relative number of Registrable Securities beneficially owned by such Registering Shareholders); and

(b) second, any securities proposed to be registered by any other Persons (including the Company), with such priorities among them as the Company shall determine.

2.1.6 The Company may postpone effecting a Demand Registration on one occasion during any period of twelve consecutive months for a reasonable time specified in the notice but not exceeding 60 days (which period may not be extended or renewed), if the Company provides a certificate signed by the principal executive officer of the Company stating that in the good faith judgement of the Board that it would be seriously detrimental to the Company and its shareholders for such Demand Registration to be effected at such time. It is agreed that the existence or anticipation of a material acquisition or financing activity will be sufficient reason for the Company to postpone a Demand Registration.

2.1.7 At any time that Holders may request a Demand Registration, upon the request of one or more Holders that satisfy the Registration Requirements, the Company shall use its reasonable best efforts to file a Registration Statement for a Shelf Registration with respect to the Registrable Securities and to cause such Shelf Registration to become effective as soon as practicable thereafter. Any request for the

Company to prepare and file a Shelf Prospectus Supplement pursuant to a Shelf Registration in any underwritten Public Offering shall be deemed to be a Demand Registration subject to the provisions of subsection 2.1.1; provided, that for purposes of such Shelf Prospectus Supplement, the reference to 45 business days in subsection 2.1.1 shall be deemed to be 25 business days; provided, further that none of (x) the filing of a Shelf Prospectus or (y) the filing of Shelf Prospectus Supplement that does not relate to an underwritten Public Offering and is only for the purpose of updating a Shelf Prospectus with the identities of any selling shareholders, the amounts of securities to be sold and any related information required by the applicable Registration Statement, shall constitute a Demand Registration subject to the provisions of subsection 2.1.1; provided, further, that no Holder may request a Shelf Registration pursuant to this subsection 2.1.7 if such Holder’s Registrable Securities may, at the time of such request, be resold pursuant to a Registration Statement previously filed by the Company and declared effective by the Commission. The Company shall give notice of any Shelf Registration pursuant to the procedures in subsection 2.1.1.

2.2 Piggyback Registration.

2.2.1 If at any time the Company proposes to file a Registration Statement under the Securities Act (other than an Excluded Registration), whether or not for sale for its own account or for the account of stockholders of the Company, the Company shall at each such time give prompt notice at least 15 Business Days, or 5 Business Days in the case of a Bought Deal, prior to the anticipated filing date of the Registration Statement relating to such registration to each Holder, which notice shall set forth such Holder’s rights under this Section 2.2 and shall offer such Holder the opportunity to include in such Registration Statement the number of Registrable Securities of the same class or series as those proposed to be registered as each such Holder may request (a “Piggyback Registration”), subject to the provisions of subsection 2.2.2. Upon the request of any such Holder made within 10 Business Days, or 2 Business Days in the case of a Bought Deal, after the receipt of notice from the Company (which request shall specify the number of Registrable Securities intended to be registered by such Holder), the Company shall use its reasonable best efforts to file a Registration Statement for all Registrable Securities that the Company has been so requested to register by all such Registering Shareholders; provided that (i) if such registration involves an underwritten Public Offering, all such Registering Shareholders must agree to sell their Registrable Securities to the underwriters selected as provided in subsection 2.5.6(a) on the same terms and conditions as apply to the Company or the Requesting Shareholders, as applicable, and (ii) at any time after giving notice of its intention to register any Registrable Securities pursuant to this subsection 2.2.1 and prior to the Public Offering Pricing for such Piggyback Registration, the Company (whether on its own good faith determination or as the result of a request for withdrawal by persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed in connection with a Piggyback Registration, by giving notice to all such Registering Shareholders and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such Registration Statement. The Company shall pay all Registration Expenses in connection with each Piggyback Registration, regardless of whether (i) such Piggyback Registration is completed or (ii) a Requesting Shareholder sells Registrable Securities pursuant to such Piggyback Registration. For purposes of clarity, any registration of Registrable Securities effected pursuant to this Section 2.2 shall not be counted as a registration pursuant to a Demand Registration effected under Section 2.1.

2.2.2 If a Piggyback Registration involves an underwritten Public Offering (other than any Demand Registration, in which case the provisions with respect to priority of inclusion in such offering set forth in subsection 2.1.5 shall apply) and the managing underwriters, in good faith, advise the Company that, in its view, the number of Registrable Securities that the Company and such Registering Shareholders intend to include in such registration exceeds the Maximum Offering Size, the Company shall include in such registration, in the following priority, up to the Maximum Offering Size:

(a) first, so much of the Registrable Securities proposed to be registered for the account of the Company as would not cause the offering to exceed the Maximum Offering Size;

(b) second, all Registrable Securities requested to be included in such registration by any Registering Shareholders pursuant to Section 2.2 (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Registering Shareholders on the basis of the relative amount of Registrable Securities so requested to be included in such registration by each); and

(c) third, any securities proposed to be registered for the account of any other Persons with such priorities among them as the Company shall determine.

2.3 Restriction on Demand Registration and Piggyback Registration. For the avoidance of doubt and notwithstanding anything to the contrary contained in this Agreement or the effectiveness of any Registration Statement, no sales of Registrable Securities shall be effected by any Holder until after the expiration of the applicable Lock-up Period in accordance with ARTICLE III. In addition, during any Lock-Up Period, the Company shall not be required to file any Registration Statement pursuant to any request for Demand Registration of Shelf Registration made by Requesting Shareholders subject to the applicable Lock-Up Period; provided, that the Company shall include all of the Registrable Securities as part of the Registration Statement to be filed in respect of the securities issued pursuant to the PIPE Financing, as contemplated by the Subscription Agreements, unless any Holder (x) expressly requests that its Registrable Securities not be included in such Registration Statement or (y) fails to promptly furnish in writing to the Company such information regarding the distribution of such Holder’s Registrable Securities as the Company may reasonably request and such other information as may be legally required in connection with such registration.

2.4 Transfer Restrictions.

2.4.1 Subject to subsection 2.4.3, in connection with any underwritten Public Offering and if required by the Board after consultation with the managing underwriters, no Registering Shareholder that is selling securities in such Public Offering shall Transfer any Company Securities (or any securities convertible into or exchangeable or exercisable for such Company Securities), other than any Company Securities sold to the managing underwriters, or exercise any registration rights with respect to such Company Securities from the Public Offering Launch for up to 90 days (or such shorter time as determined by the managing underwriters) following the date of a final Prospectus or Shelf Prospectus Supplement filed for such Public Offering.

2.4.2 Any Person restricted under subsection 2.4.1 shall execute a customary lock-up agreement with the underwriters, which shall be consistent with the provisions described under this Section 2.4 and otherwise provide for customary exceptions as negotiated by the Company with the managing underwriters. Any such executed lock-up agreement shall be deemed to replace the restrictions under Section 2.4.

2.4.3 No Holder shall be subject to the restrictions of this Section 2.4 unless all members of the Board, all officers of the Company, and all Holders selling securities in such Public Offering are subject to this Section 2.4 or similar lock-up restrictions. If the Company or the underwriters grant a waiver or release under this Section 2.4, any lock-up agreement or any substantially similar restrictions to any Person or entity that beneficially owns 1% or more of the outstanding capital stock of the Company, then all Holders shall be deemed to receive the same waiver or release to the same extent and on the same terms as such other Person for the same number of Company Securities as waived or released for such other Person; provided that if such waiver is in connection with a follow-on Public Offering, then such waiver shall only apply with respect to a Holder’s sales in such follow-on Public Offering so long as such Holder is given the opportunity to participate in such Public Offering on a ratable basis as all other Holders; provided further that this subsection 2.4.3 shall not apply (x) to any waiver or release for hardship as reasonably determined by the managing underwriters or the Board; or (y) with respect to any “net” or “cashless” exercise, or with respect to any dispositions solely to cover taxes or the payment of any exercise price, in connection with any equity awards.

2.5 Registration Procedures. In the event of a Demand Registration or Piggyback Registration, the Company shall use its reasonable best efforts to effect the registration and the sale of all Registrable Securities requested to be included by any Registering Shareholders in accordance with the intended method of disposition thereof as quickly as practicable, and, in connection with any such request:

2.5.1 The Company shall as promptly as reasonably possible prepare and file a Registration Statement on any form for which the Company then qualifies or that counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its reasonable best efforts to cause such filed Registration Statement to become and remain effective, until the earlier of (A) the time at which all of the Registrable Securities of the Registering Shareholders included in such Registration Statement shall have actually been sold thereunder and (B) in the case of a Shelf Registration, until there are no longer any Registrable Securities outstanding or, in the case of any other Demand Registration, the time at which the offering contemplated by such Registration Statement (upon the advice of the underwriters participating in such offering, if applicable) is terminated.

2.5.2 Prior to filing a Registration Statement, Preliminary Prospectus, Prospectus, Shelf Prospectus, Shelf Prospectus Supplement, or any amendment or supplement thereto, or any free writing prospectus or any other filing (in each case including all exhibits thereto and documents incorporated by reference therein) related to such Registration Statement, the Company shall, if requested, furnish without charge to Holders Counsel, each Registering Shareholder and each underwriter, if any, and such underwriter’s counsel, copies of such Registration Statement or other document as proposed to be filed, and thereafter the Company shall also furnish without charge such number of copies of such Registration Statement or other document as Holders Counsel, such Registering Shareholder, underwriter or underwriter’s counsel may reasonably request. Each Registering Shareholder shall have the right to request that the Company modify any information contained in such Registration Statement or other document pertaining to such Registering Shareholder and the Company shall use its reasonable best efforts to comply with such request; provided, however, that the Company shall not have any obligation to so modify any information if the Company reasonably expects that so doing would cause the applicable document to contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

2.5.3 After the filing of the Registration Statement, the Company shall (i) cause the related Preliminary Prospectus or Shelf Prospectus to be supplemented by any required Prospectus or Shelf Prospectus Supplement or any amendment (including any post-effective amendment) or other supplement, and, as so amended or supplemented, to be filed, (ii) comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the Holders thereof set forth in such Registration Statement, as amended or supplemented, and (iii) promptly notify each Holder holding Registrable Securities covered by such Registration Statement of any cease trade or stop order, injunction or other order issued or threatened by the Commission or any other governmental authority or court and take all reasonable actions required to prevent the entry of such order or injunction or to remove it if entered.

2.5.4 The Company shall use its reasonable best efforts to (i) register or qualify the Registrable Securities covered by such Registration Statement under such U.S. state “blue sky” laws, or such other securities laws as any Registering Shareholder holding such Registrable Securities reasonably (in light of such Registering Shareholder’s intended plan of distribution) requests and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable such Registering Shareholder to consummate the disposition of the Registrable Securities owned by such Registering Shareholder; provided that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection 2.5.4, (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

2.5.5 The Company shall immediately notify each Registering Shareholder holding such Registrable Securities covered by such Registration Statement, at any time when a Prospectus or Shelf Prospectus Supplement relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such Prospectus or Shelf Prospectus Supplement so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus or Shelf Prospectus Supplement will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly prepare and make available to each such Registering Shareholder and file with the Commission any such supplement or amendment. Each Registering Shareholder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in this subsection 2.5.5, such Registering Shareholder shall forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Registering Shareholder’s receipt of the copies of the supplemented or amended Prospectus or Shelf Prospectus Supplement contemplated by subsection 2.5.5. If the Company shall give such notice, the Company shall make such supplement or amendment available as promptly as reasonably possible and shall extend the period during which such registration statement shall be maintained effective (including the period referred to in subsection 2.5.1) by the number of days during the period from and including the date of the giving of notice pursuant to this subsection 2.5.5 to the date when the Company shall make available to such Registering Shareholder a Prospectus or Shelf Prospectus Supplement supplemented or amended to conform with the requirements of subsection 2.5.5.

2.5.6 (a) A majority-in-interest of the Requesting Shareholders initiating the Demand Registration shall have the right, in their sole discretion, to select an underwriter or underwriters in connection with any Public Offering resulting from the exercise of a Demand Registration, which underwriter or underwriters may include any Affiliate of any Requesting Shareholder; and (b) the Company shall have the right, in its sole discretion, to select an underwriter or underwriters in connection with any other Public Offering, including a Piggyback Registration. In connection with any Public Offering, the Company shall enter into customary agreements (including an underwriting agreement in customary form) and take such all other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities in any such Public Offering, including the engagement of a “qualified independent underwriter” if required in connection with the qualification of the underwriting arrangements with FINRA.

2.5.7 Upon execution of confidentiality agreements in form and substance reasonably satisfactory to the Company, the Company shall make available for inspection by any Holders Counsel, any Registering Shareholder and any underwriter participating in any disposition pursuant to a Registration Statement being filed by the Company pursuant to this Section 2.5 and any attorney, accountant or other professional retained by any such Holder or underwriter (collectively, the “Inspectors”), all financial and other records and pertinent corporate documents of the Company (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such Registration Statement. Records that the Company determines, in good faith, to be confidential and that it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such Registration Statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. Each Registering Shareholder agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it or its Affiliates as the basis for any market transactions in the Registrable Securities unless and until such information is made generally available to the public. Each Registering Shareholder further agrees that, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, it shall give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

2.5.8 If requested by the managing underwriters in an underwritten Public Offering, the Company shall furnish to each underwriter (i) an opinion or opinions of legal counsel to the Company (including, for greater certainty, in the case of a Registration Statement made with the Commission, negative assurance letters or “10b-5 negative assurance letters”) and (ii) a comfort letter or comfort letters from the Company’s independent public accountants, each in customary form and covering such matters of the kind customarily covered by opinions or comfort letters, as the case may be, as the managing underwriters reasonably request.

2.5.9 The Company shall otherwise use its reasonable best efforts to comply with the Securities Act and all applicable rules and regulations of the Commission. If the Registration Statement is made with the Commission, the Company shall make available to its security holders, as soon as reasonably practicable, an earnings statement or such other document that shall satisfy the provisions of Section 11(a) of the Securities Act and the requirements of Rule 158 thereunder.

2.5.10 The Company may require each Registering Shareholder promptly to furnish in writing to the Company such information regarding the distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required in connection with such registration.

2.5.11 The Company shall use its reasonable best efforts to list all Registrable Securities covered by such Registration Statement on any securities exchange or quotation system on which any of the Registrable Securities are then listed or traded, or have become listed in connection with the Registration Statement.

2.5.12 The Company shall have appropriate officers of the Company (i) prepare and make presentations at any “road shows” and before analysts and rating agencies, as the case may be, (ii) take other actions to obtain ratings for any Registrable Securities and (iii) otherwise use their reasonable best efforts to cooperate as reasonably requested by the underwriters in the offering, marketing or selling of the Registrable Securities.

2.5.13 The Company shall promptly notify the Holders upon receiving notice or otherwise obtaining knowledge of: (i) when the Registration Statement, any pre-effective amendment, the Prospectus or any prospectus supplement related thereto or post-effective amendment to the Registration Statement has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (ii) any delisting or pending delisting of the Registrable Securities by any national securities exchange or market on which the Registrable Securities are then listed or quoted, and (iii) the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction or the initiation of any proceeding for such purpose.

2.5.14 The Company shall reasonably cooperate with the Holders to facilitate the timely preparation and delivery of certificates and/or book entry notations representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates and/or book entry notations shall, subject to applicable securities laws, be free of all restrictive legends indicating that the Registrable Securities are unregistered or unqualified for resale under the Securities Act, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holder may request in writing.

2.5.15 The Company shall provide a transfer agent and registrar, which may be a single entity, and a CUSIP number for the Registrable Securities not later than the effective date of the first Registration Statement filed hereunder.

2.5.16 The Company shall reasonably cooperate with each Holder and each underwriter participating in the disposition of any Registrable Securities and their respective counsel in connection with filings required to be made with FINRA, if any.

2.6 Indemnification by the Company. (a) The Company agrees to indemnify and hold harmless each Registering Shareholder beneficially owning any Registrable Securities covered by a Demand Registration or Piggyback Registration, each such Registering Shareholder’s Affiliates and Related Funds and each of such Registering Shareholder’s and its Affiliates’ and Related Funds’ respective partners (whether general, limited or otherwise), shareholders, members, directors, officers, fiduciaries, managers, members, controlling Persons, employees and agents, and each Person, if any, who controls such Registering Shareholder or its Affiliates and Related Funds within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all Damages caused by, relating to, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in any Registration Statement, Preliminary Prospectus, Prospectus, Shelf Prospectus or Shelf Prospectus Supplement, relating to the Demand Registration or Piggyback Registration, any “issuer free writing prospectus” (as defined in Rule 405 under the Securities Act), any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act (a “road show”) (including, with respect to any of the foregoing, any amendments or supplements thereto and all documents incorporated by reference therein), or caused by or relating to any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such Damages are caused by or related to any such untrue statement or omission or alleged untrue statement or omission, so made based upon the Selling Shareholder Information furnished in writing to the Company by such Registering Shareholder or on such Registering Shareholder’s behalf expressly for use therein. The Company also agrees to indemnify any underwriters for the Demand Registration or Piggyback Registration, their officers and directors and each Person who controls such underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of the Registering Shareholders provided in this Section 2.6.

2.7 Indemnification by Participating Shareholders.

2.7.1 Subject to subsection 2.7.2, each Registering Shareholder holding Registrable Securities included in any Registration Statement agrees, severally but not jointly, to indemnify and hold harmless the Company, its officers, directors and agents and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all Damages caused by, relating to or arising out of or based upon any untrue statement or alleged untrue statement of a material fact, contained in any Registration Statement, Preliminary Prospectus, Prospectus, Shelf Prospectus or Shelf Prospectus Supplement, relating to the Demand Registration or Piggyback Registration, any issuer free writing prospectus, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show (including, with respect to any of the foregoing, any amendments or supplements thereto and all documents incorporated by reference therein), or caused by or relating to any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with respect to the Selling Shareholder Information furnished in writing by such Registering Shareholder or on such Registering Shareholder’s behalf expressly for use in any Registration Statement, Preliminary Prospectus, Prospectus, Shelf Prospectus or Shelf Prospectus Supplement relating to the Demand Registration or Piggyback Registration, or any amendment or supplement thereto. Subject to subsection 2.7.2, each such Registering Shareholder also agrees to indemnify and hold harmless underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of the Company provided in this subsection 2.7.1. As a condition to including Registrable Securities in any Registration Statement filed in accordance with ARTICLE II, the Company may require that it shall have received an undertaking reasonably satisfactory to it from any underwriter to indemnify and hold it harmless to the extent customarily provided by underwriters with respect to similar securities.

2.7.2 No Holder shall be liable under this Section 2.7 for any Damages in excess of the net proceeds (after deducting discounts and commissions and transfer taxes) actually realized by such Registering Shareholder in the sale of Registrable Securities of such Registering Shareholder to which such Damages relate.

2.8 Conduct of Indemnification Proceedings.

2.8.1 If any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to this ARTICLE II, such Person (an “Indemnified Party”) shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all reasonable and documented fees and expenses; provided that the failure of any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel; (ii) the Indemnifying Party has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Party; (iii) the Indemnified Party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Party; or (iv) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in respect of the legal expenses of any Indemnified Party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such Indemnified Parties and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be nominated in writing by the Indemnified Parties.

2.8.2 The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Party shall have requested an Indemnifying Party to reimburse the Indemnified Party for fees and expenses of counsel as contemplated by subsection 2.8.1, the Indemnifying Party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Party of the aforesaid request and (ii) such Indemnifying Party shall not have reimbursed the Indemnified Party in accordance with such request prior to the date of such settlement. Without the prior written consent of the Indemnified Party, no Indemnifying Party shall effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement (x) includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Party.

2.9 Contribution.

2.9.1 If the indemnification provided for in this ARTICLE II is unavailable to the Indemnified Parties in respect of any Damages, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Damages (i) as between the Company and the Registering Shareholders holding Registrable Securities covered by a Registration Statement on the one hand and the underwriters on the other, in such proportion as is appropriate to reflect the relative benefits received by the Company and such Registering Shareholders on the one hand and the underwriters on the other, from the offering of the Registrable Securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company and such Registering Shareholders on the one hand and of such underwriters on the other in connection with the statements or omissions that resulted in such Damages, as well as any other relevant equitable considerations; and (ii) as between the Company on the one hand and each such Registering Shareholder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of each such Registering Shareholder in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Company and such Registering Shareholders on the one hand and such underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and such Registering Shareholders bear to the total underwriting discounts and commissions received by such underwriters. The relative fault of the Company and such Registering Shareholders on the one hand and of such underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact, relates to information supplied by the Company and such Registering Shareholders or by such underwriters. The relative fault of the Company on the one hand and of each such Registering Shareholder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact, relates to information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement, omission or misrepresentation.

2.9.2 The Company and the Registering Shareholders agree that it would not be just and equitable if contribution pursuant to this Section 2.9 were determined by pro rata allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 2.9, no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any Damages that such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Registering Shareholder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Registering Shareholder were offered to the public (less underwriters’ discounts and commissions and transfer taxes) exceeds the amount of any Damages that such Registering Shareholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

2.9.3 Each Registering Shareholder’s obligation to contribute pursuant to this Section 2.9 is several in the proportion that the proceeds of the offering received by such Registering Shareholder bears to the total proceeds of the offering received by all such Registering Shareholders and not joint. Notwithstanding anything to contrary in this Section 2.9, no Registering Shareholder shall be liable under this Section 2.9 for any Damages in excess of the net proceeds (after deducting discounts, commissions and transfer taxes) actually realized by such Registering Shareholder in the sale of Registrable Securities of such Registering Shareholder to which such Damages relate.

2.10 Participation in Public Offering. No Holder may participate in any Public Offering hereunder unless such Holder (a) agrees to sell such Holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and the provisions of this Agreement in respect of registration rights.

2.11 Third-Party Beneficiaries. Each Person indemnified under Section 2.6 or 2.7 is an express third-party beneficiary of Section 2.6 or 2.7, as applicable, and to the extent also applicable, Section 2.8 and Section 2.9.

2.12 Limitations on Subsequent Registration Rights. The Company agrees that it shall not enter into any agreement with any holder or prospective holder of any securities of the Company (i) that would allow such holder or prospective holder to include such securities in any Demand Registration or Piggyback Registration unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that their inclusion would not reduce the amount of the Registrable Securities of the Holders or (ii) on terms otherwise more favorable than this Agreement unless approval by an instrument in writing by Holders with aggregate ownership of at least a majority of the NewCo Common Shares held by the Holders (including the holders of Exchangeable Shares and calculated on an as-exchanged basis) is obtained for such other agreement (calculated after excluding any NewCo Common Shares owned by Holders (or their Affiliates or Related Funds) who are party to such other agreement).

2.13 Alternative Registration Rights. In the event that the Company proposes to offer publicly any of its securities pursuant to the securities laws of a jurisdiction other than the United States, the Holders and the Company shall, before such public offering, amend this Agreement to provide the Holders with registration rights, provisions for lock-up agreements, payment of expenses, indemnification and contribution that are substantially equivalent to those provided under this ARTICLE II with any necessary modifications to reflect differences in securities laws and process for such other jurisdiction and securities exchange.

2.14 Opt-Out Process. Any Holder may at any time by written notice to the Company opt out of receiving any notices of a Demand Registration, Piggyback Registration or other notice or communication under this ARTICLE II and after delivering such notice, any such Holder shall not have the right to request a Demand Registration or Piggyback Registration, and the Company shall not provide any notices of future Demand Registrations or Piggyback Registrations thereof; provided that such Holder shall still be subject to Section 2.4 (Transfer Restrictions) and any other obligations under this ARTICLE II. Any opted-out Holder may at any time provide written notice to the Company or the Company that it desires to cancel such opt-out at which time such Holder will have all the same rights and receive the same notices as any other Holder that has not opted out.

2.15 Reporting Obligations. As long as any Holder shall own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act. The Company further covenants that it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission), including providing any legal opinions

ARTICLE III

LOCK-UP RESTRICTIONS

3.1 Lock-up Restrictions.

3.1.1 During the Founder Lock-up Period, none of the Founders owning Restricted Securities shall, and during D-Wave Lock-up Period, none of the D-Wave Holders owning Restricted Securities shall: offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of or distribute any Restricted Securities that are owned directly by such Holder (including securities held as a custodian) or with respect to which such Holder has beneficial ownership within the rules and regulations of the Commission, other than any transfer to a Permitted Transferee; provided, that in connection with any transfer of Restricted Securities to a Permitted Transferee, the restrictions and obligations contained in this Agreement will continue to apply to such Restricted Securities after any Transfer of such Restricted Securities and the Transferee in such Transfer shall be treated as a party to this Agreement (with the same rights and obligations as the Transferor) for all purposes of this Agreement. The foregoing restriction is expressly agreed to preclude each Holder, as applicable, from engaging in any hedging or other transaction with respect to Restricted Securities which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Restricted Securities even if such Restricted Securities would be disposed of by someone other than such Holder. Such prohibited hedging or other transactions include any short sale or any purchase, sale or grant of any right (including any put or call option) with respect to any of the Restricted Securities of the applicable Holder, or with respect to any security that includes, relates to, or derives any significant part of its value from such Restricted Securities.

3.1.2 Each Holder hereby represents and warrants that it now has and, except as contemplated by this subsection 3.1.2 for the duration of the applicable Lock-up Period, will have good, and marketable title to its Restricted Securities, free and clear of all liens, encumbrances, and claims that could impair the ability of such Holder to comply with the foregoing restrictions. Each Holder agrees and consents to the entry of stop-transfer instructions with the Company’s transfer agent and registrar against the transfer of any Restricted Securities during the applicable Lock-up Period.

ARTICLE IV

MISCELLANEOUS

4.1 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) by delivery in person, by e-mail (having obtained electronic delivery confirmation thereof (i.e., an electronic record of the sender that the e-mail was sent to the intended recipient thereof without an “error” or similar message that such e-mail was not received by such intended recipient)), or by registered or certified mail (postage prepaid, return receipt requested) (upon receipt thereof) to the other parties as follows:

(a)	If to the Company, to:

D-Wave Quantum Inc.

3033 Beta Avenue

Burnaby, BC V5G 4M9

Attention: Tanya Rothe

E-mail: legal@dwavesys.com

with copies (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019

Attention: Adam M. Givertz

                 Ian M. Hazlett

E-mail:     agivertz@paulweiss.com

                 ihazlett@paulweiss.com

Blake, Cassels & Graydon LLP

Suite 2600, 595 Burrard Street

Vancouver, B.C. V7X 1L3

Attention: Steven McKoen, Q.C.

E-mail:     steven.mckoen@blakes.com

(b)	If to any Holder, at such Holder’s address or other contact information as set forth in the Company’s books and records or to such other address as the party to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

4.2 Assignment; No Third Party Beneficiaries.

4.2.1 This Agreement and the rights, duties and obligations of the Company and the Holders, as the case may be, hereunder may not be assigned or delegated by the Company or the Holders, as the case may be, in whole or in part, except in connection with a transfer of Registrable Securities by such Holder to a Permitted Transferee, but only if such Permitted Transferee agrees to become bound by the terms and restrictions set forth in this Agreement.

4.2.2 Notwithstanding subsection 4.2.1, prior to the expiration of any Lock-up Period applicable to a Holder, if any, no such Holder may assign or delegate such Holder’s rights, duties or obligations under this Agreement, in whole or in part, except in connection with a transfer of Registrable Securities by such Holder to a Permitted Transferee, but only if such Permitted Transferee agrees to become bound by the transfer restrictions set forth in this Agreement, including the lock up restrictions applicable to the transferor, or any other applicable agreements between the Company and such Holder.

4.2.3 This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and its successors and the permitted assigns of the Holders, which shall include Permitted Transferees.

4.2.4 This Agreement shall not confer any rights or benefits on any persons that are not parties hereto, other than as expressly set forth in this Agreement and Section 4.2 hereof.

4.2.5 No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until the Company shall have received (i) written notice of such assignment as provided in Section 4.1 hereof and (ii) the written agreement of the assignee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement). Any transfer or assignment made other than as provided in this Section 4.2 shall be null and void.

4.3 Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable Law, but if any term or other provision of this Agreement is held to be invalid, illegal or unenforceable under applicable Law, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision of this Agreement is invalid, illegal or unenforceable under applicable Law, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

4.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware.

4.5 Waiver of Jury Trial. THE PARTIES EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY PROCEEDING, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH PROCEEDING, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.5.

4.6 Submission to Jurisdiction. Each of the parties irrevocably and unconditionally submits to the exclusive jurisdiction of the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction, any state or federal court within State of New York, New York County), for the purposes of any Proceeding, claim, demand, action or cause of action (a) arising under this Agreement or (b) in any way connected with or related or incidental to the dealings of the parties in respect of this Agreement or any of the transactions contemplated hereby, and irrevocably and unconditionally waives any objection to the laying of venue of any such Proceeding in any such court, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Proceeding has been brought in an inconvenient forum. Each party hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Proceeding, claim, demand, action or cause of action against such party (i) arising under this Agreement or (ii) in any way connected with or related or incidental to the dealings of the parties in respect of this Agreement or any of the transactions contemplated hereby, (A) any claim that such party is not personally subject to the jurisdiction of the courts as described in this Section 5.6 for any reason, (B) that such party or such party’s property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (C) that (x) the Proceeding, claim, demand, action or cause of action in any such court is brought against such party in an inconvenient forum, (y) the venue of such Proceeding, claim, demand, action or cause of action against such party is improper or (z) this Agreement, or the subject matter hereof, may not be enforced against such party in or by such courts. Each party agrees that service of any process, summons, notice or document by registered mail to such party’s respective address set forth in Section 4.1 shall be effective service of process for any such Proceeding, claim, demand, action or cause of action.

4.7 Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

4.8 Amendments and Modifications. Upon the written consent of the Company and the Holders of at least a majority-in-interest of the Registrable Securities at the time in question (including the holders of Exchangeable Shares and calculated on an as-exchanged basis), compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof that adversely affects any Holder(s), solely in its capacity as a holder of the shares of the Company, in a manner that is materially different from other Holders (in such capacity) shall require the consent of the Holder(s) so affected. No course of dealing between any Holder or the Company and any other party hereto or any failure or delay on the part of a Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party. Any waiver, amendment or modification effected in accordance with this Section 4.8 shall be binding on all parties hereto, regardless of whether any such party has consented thereto.

4.9 Titles and Headings. Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement.

4.10 Remedies. Except as otherwise expressly provided herein, any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon a party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties do not perform their respective obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate the transactions contemplated by this Agreement) in accordance with their specific terms or otherwise breach such provisions. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, without posting a bond or undertaking and without proof of damages and this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity.

4.11 Other Registration Rights. The Company represents and warrants that no person, other than the Holders with respect to Registrable Securities, or the investors participating in the PIPE Financing, has any right to require the Company to register any securities of the Company for sale or to include such securities of the Company in any Registration Statement filed by the Company for the sale of securities for its own account or for the account of any other person. Further, the Company represents and warrants that this Agreement supersedes any other registration rights agreement or agreement with similar terms and conditions (excluding the Subscription Agreements) and in the event of a conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail.

4.12 Term. This Agreement shall terminate with respect to any Holder on the later of (i) the date that such Holder no longer holds any Registrable Securities and (ii) the date that any Lock-up Period applicable to such Holder has expired. The provisions of Sections 2.6, 2.7, 2.8, 2.9 and 2.11 relating to indemnification and contribution shall survive any termination.

4.13 Termination of Existing Registration Rights and Lock-Up Restrictions. The registration rights and lock-up restrictions granted under this Agreement shall supersede any registration, qualification or similar rights and lock-up restrictions with respect to any shares of securities of the Company or DPCM granted under any other agreement, including the Existing Registration Rights Agreement and the Insider Letter, and any of such preexisting registration, qualification or similar rights shall be terminated and of no further force or effect.

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